UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2012

HomeAway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35215	20-0970381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 W. Fifth Street, Suite 300

Austin, Texas 78703

(Address of principal executive offices, including zip code)

(512) 684-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

HomeAway, Inc. held its 2012 annual meeting of stockholders on June 6, 2012. The matters voted upon at the meeting and the results of those votes were as follows:

Proposal One: Election of Class I Directors

Board Nominee	For	Against	Abstain	Broker Non-Votes
Todd C. Chaffee	56,678,888	—	893,663	5,601,332
Carl G. Shepherd	56,683,607	—	888,944	5,601,332
Robert Solomon	56,691,153	—	881,398	5,601,332

Proposal Two: Ratification of PricewaterhouseCoopers LLP as 2012 independent public accounting firm

For	Against	Abstain	Broker Non-Votes
62,941,224	16,370	216,289	—

Proposal Three: Approval, by non-binding vote, of the compensation of the named executive officers

For	Against	Abstain	Broker Non-Votes
54,202,084	3,366,771	3,696	5,601,332

Proposal Four: Approval, by non-binding vote, of the frequency of future advisory votes on executive compensation

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
46,972,245	112,854	10,487,070	310	5,601,404

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEAWAY, INC.

Date: June 6, 2012	By:	/s/ Lynn Atchison

Lynn Atchison Chief Financial Officer